Exhibit 10.9

EXECUTION VERSION

CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is made as of the 23rd day of November, 2015 (the “Effective Date”), by and among GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC., a Delaware corporation (the “Company”), and GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS HOLDINGS LLC, a Delaware limited liability company, (the “Transferor”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Backstop Agreement (as defined below).

WHEREAS, the Company and the Transferor are parties to the Second Amended and Restated Backstop Common Stock Purchase Agreement, dated as of November 23, 2015 (the “Backstop Agreement”), pursuant to which the Transferor has the right under certain conditions to purchase shares of Common Stock, $0.0001 par value per share, of the Company (“Common Stock”), at a purchase price of $10.63 per share;

WHEREAS, the Company has determined that the conditions that permit the exercise of the Backstop Purchase Right by Transferor exist that would permit Transferor to purchase shares of Common Stock on the terms specified in the Backstop Agreement except as otherwise modified by this Agreement;

WHEREAS, the Transferor desires to exercise its right under the Backstop Agreement to purchase 1,030,103 shares of Common Stock under the Backstop Agreement (collectively, the “Backstop Shares”) in exchange for a contribution to the capital of the Company of cash in an amount equal to $10,950,000, being the per share purchase price of $10.63 multiplied by the number of Backstop Shares (the “Backstop Amount”); and

WHEREAS, the parties hereto acknowledge and intend that (i) the contribution of the Backstop Amount to the Company under this Agreement in exchange for the Backstop Shares is a “Contribution Agreement” referred to in the Stock Purchase Agreement, and (ii) the contributions under this Agreement and the Stock Purchase Agreement are intended to be consummated as a part of a single integrated plan for issuance of capital stock of the Company in an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Exchange. Upon the terms and subject to the conditions set forth in this Agreement and the Backstop Agreement, the Transferor shall transfer the Backstop Amount to the Company, and the Company shall deliver to the Transferor a certificate representing the Backstop Shares in consideration therefor.

2.          Closing. The exchange contemplated by Section 1 of this Agreement shall take place immediately prior to the closing of the exchange of stock of STG for Common Stock pursuant to the Stock Purchase Agreement (such closing under this Agreement, the “Backstop Closing”).

3.          Representations and Warranties of the Company. The Company hereby represents and warrants to the Transferor that each of the following representations and warranties shall be true on the Effective Date except as otherwise indicated:

3.1           Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance, exchange and delivery of the Backstop Shares has been taken or will be taken prior to or at the Backstop Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2           Valid Issuance of Stock. The Backstop Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Incorporation of the Company and this Agreement, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than under applicable state and federal securities laws.

3.3           Compliance with Law and Instruments. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

4.          Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Company that each of the following representations and warranties shall be true on the Effective Date:

4.1           Securities Matters.

(a)          The Transferor has such knowledge and experience in financial and business matters so as to be capable of evaluating and understanding, and has evaluated and understood, the merits and risks of an investment in the Company and the exchange contemplated by this Agreement, and the Transferor has been given the opportunity (i) to obtain information and to examine all documents relating to the Company and its business, (ii) to ask questions of, and to receive answers from, the Company concerning the Company, its business and the terms and conditions of this investment, and (iii) to obtain any additional information, to the extent the Company possesses such information or could acquire it without unreasonable effort or expense, to verify the accuracy of any information previously furnished. All such questions have been answered to the Transferor’s full satisfaction, and all information and documents, records and books pertaining to this investment which the Transferor has requested have been made available to the Transferor.

(b)          The Transferor is able to bear the substantial economic risks of the Transferor’s investment in the Company and the exchange contemplated by this Agreement in that, among other factors, the Transferor can afford to hold the Backstop Shares for an indefinite period and can afford a complete loss of the Transferor’s investment in the Company.

(c)          No material adverse change in the Transferor’s financial condition has taken place during the past twelve (12) months, and the Transferor will have sufficient liquidity with respect to the Transferor’s net worth for an adequate period of time to provide for the Transferor’s needs and personal contingencies.

(d)          The Transferor is acquiring the Backstop Shares for the Transferor’s own account for investment and not with a view to, or in connection with, any public offering or distribution of the same and without any present intention to sell the same at any particular event or circumstances. The Transferor has no agreement or other arrangement with any person to sell, transfer or pledge any part of the Backstop Shares subscribed for which would guarantee the Transferor any profit or protect against any loss with respect to the Backstop Shares.

(e)          The Transferor understands that no federal or state agency has passed on or made any recommendation or endorsement of the investment.

(f)          The Transferor understands that the Backstop Shares have not been registered under the Securities Act or applicable state securities laws, and are being offered and sold under an exemption from registration provided by such laws and the rules and regulations thereunder; further, the Transferor understands that the Company is under no obligation to register any of the Backstop Shares or to comply with any applicable exemption under any applicable securities laws with respect to the Backstop Shares. The Transferor must bear the economic risks of an investment in the Company for an indefinite period of time because it is not anticipated that there will be any market for the Backstop Shares and because the Backstop Shares cannot be resold unless subsequently registered under applicable securities laws or unless an exemption from such registration is available. The Transferor also understands that the exemption provided by Rule 144 under the Securities Act may not be available because of the conditions and limitations of such Rule, and that in the absence of the availability of such Rule, any disposition by the Transferor of any portion of the Backstop Shares held by the Transferor may require compliance with some other exemption under the Securities Act and that the Company is under no obligation and does not plan to take any action in furtherance of making Rule 144 or any other exemption so available.

(e)          The Transferor has been informed that legends referring to the restrictions indicated herein will be placed on the certificate(s) evidencing the Backstop Shares being acquired by the Transferor.

5.          General.

5.1           Survival of Warranties. The warranties, representations and covenants of the Company and the Transferor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, and the Closing shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Transferor or the Company.

5.2           Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided that the Company shall not assign its obligation to issue the Backstop Shares to any other person, and the Transferor shall not assign its right to purchase the Backstop Shares in any manner inconsistent with treatment  the exchange under this Agreement and the Stock Purchase Agreement as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3           Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of Delaware, without giving effect to its principles of conflicts of law. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware or if such court lacks jurisdiction, any court of the United States located in the State of Delaware, in the event any controversy, claim or dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction is vested in the federal courts, any court of the United States located in the State of Delaware.

5.4           Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.5           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6           Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Transferor.

5.7           Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Frederic Cassis
Name: Frederic Cassis
Title: Secretary

TRANSFEROR:

GLOBAL DEFENSE & NATIONAL SECURITY HOLDINGS LLC,
a Delaware limited liability company

By: Black Marlin Ltd, its Manager

	By:	/s/ Damian Perl
Name: Damian Perl
Title: Manager

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